To the Shareholders and Trustees of

Summit Investment Trust



In planning and performing our audits
 of the financial
statements of Summit Investment Trust
 for the year ended May 31,
1997, we considered its internal control
 structure, including
procedures for  safeguarding securities,
 in order to determine
our auditing procedures for the purpose
 of expressing our
opinion on the financial statements and
 to comply with the
requirements of Form N-SAR, not to
 provide assurance on the
internal control structure.



The management of Summit Investment
 Trust is responsible for
establishing and maintaining an internal
 control structure.  In
fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and
related costs of internal control structure
 policies and
procedures.  Two objectives of an internal
 control structure are
to provide management with reasonable,
but not absolute,
assurance that assets are safeguarded
against loss from
unauthorized use or disposition and
transactions are executed in
accordance with management's
 authorization and recorded properly
to permit preparation of financial
statements in conformity with
generally accepted accounting principles.



Because of inherent limitations in any
internal control
structure, errors or irregularities may
occur and may not be
detected.  Also, projection of any
evaluation of the structure
to future periods is subject to the risk
 that it may become
inadequate because of changes in conditions
 or that the
effectiveness of the design and operation may deteriorate.



Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards
established by the American Institute of
 Certified Public
Accountants.  A material weakness is a
condition in which the
design or operation of the specific internal
 control structure
elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in
relation to the financial statements being audited may occur and not be detected within a timely period by employees in the
normal course of performing their assigned
 functions.  However,
we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we
consider to be material weaknesses as defined
 above as of May
31, 1997.



This report is intended solely for the
 information and use of
management and the Securities and
Exchange Commission.







     COOPERS & LYBRAND, L.L.P.



Columbus, Ohio

July 21, 1997